AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 31st day of March 2015, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) on behalf of its separate series listed on Amended Exhibit Q attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit Q is hereby superseded and replaced with Amended Exhibit Q attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

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Amended Exhibit Q
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Name of Series
Huber Capital Equity Income Fund
Huber Capital Small Cap Value Fund
Huber Capital Diversified Large Cap Value Fund
FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE at March, 2015
Domestic Funds - Annual Fee Based Upon Market Value Per Fund*
 10 basis points on the first $[   ]
 8 basis points on the next $[   ]
 5 basis points on the next $[   ]
 3 basis points on the next $[   ]
 2 basis points on the balance

 Minimum annual fee:  $[   ] per fund

Additional Share Class per Fund*
$[   ] per year for each additional share class

Services Included in Annual Fee Per Fund
▪   Advisor Information Source – On-line access to portfolio management and compliance information.
▪   Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
▪   USBFS Legal Administration (e.g., registration statement update)

Chief Compliance Officer Annual Fees (Per Advisor Relationship per Fund)*
▪   $[   ] for each fund (subject to change based on Board review and approval)
▪   $[   ] per sub-advisor per fund

Third Party Administrative Data Charges (descriptive data for each security)
▪   $[   ] per security per month for fund administrative
Prices above are based on using U.S. Bancorp standard data pricing services and are subject to change.

Out-Of-Pocket Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

(signature on the following page)

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Amended Exhibit Q (continued)
to the
Separate Series of Advisors Series Trust Fund Administration Servicing Agreement

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit Q.

Huber Capital Management LLC

By: /s/ Gary Thomas                                                          Printed Name: Gary Thomas

Title: CCO                                                                                            Date: _________________________________

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